August 14, 2013

State Street Bank and Trust Company
John Hancock Tower
200 Clarendon Street
Boston, Massachusetts 02116
Attention:  Carol Agranat, Vice President – JHT/17

Re:  Mercer Funds (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as Mercer Opportunistic Fixed Income Fund (the “Portfolio”).

In accordance with Section 12 of the Transfer Agency and Service Agreement dated as of June 7, 2012 by and between the Fund and State Street Bank and Trust Company (“State Street”) (as amended, restated, supplemented or otherwise modified from time to time, the “Transfer Agency Agreement”), the undersigned Fund hereby requests that State Street act as Transfer Agent for the Portfolio under the terms of the Transfer Agency Agreement.  In connection with such request, the undersigned hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in the Transfer Agency Agreement.

An updated Appendix A to the Transfer Agency Agreement is attached hereto.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,
MERCER FUNDS on behalf of: Mercer Opportunistic Fixed Income Fund
By:	/s/ Stan Mavromates
Name:	Stan Mavromates
Title:	Vice President and Chief Investment Officer Duly Authorized
Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name	Michael F. Rogers
Title:	Executive Vice President, Duly Authorized
Effective Date: August 14, 2013

Appendix A
to
Transfer Agency Agreement
by and between
Mercer Funds
and
State Street Bank and Trust Company
Dated as of June 7, 2012
Updated as of August 14, 2013

Mercer Funds

Mercer US Large Cap Growth Equity Fund
Mercer US Large Cap Value Equity Fund
Mercer US Small/Mid Cap Growth Equity Fund
Mercer US Small/Mid Cap Value Equity Fund
Mercer Non-US Core Equity Fund
Mercer Core Fixed Income Fund
Mercer Opportunistic Fixed Income Fund
Mercer US Short Maturity Fixed Income Fund
Mercer Emerging Markets Equity Fund
Mercer Global Low Volatility Equity Fund